Exhibit 99.3

INDEX

REGENCY CENTERS CORPORATION:

Unaudited Pro Forma Consolidated Statement of Operations
for the Year Ended December 31, 2005	F-1
Notes to Unaudited Pro Forma Consolidated Statement of Operations	F-2

REGENCY CENTERS CORPORATION
Pro Forma Consolidated Statement of Operations
For the year ended December 31, 2005
(Unaudited)
(in thousands, except per share data)

	Historical Regency Centers Corporation(a)	Pro Forma Adjustments(b)		Total Pro Forma Consolidated
Revenues:
Minimum rent	$283,626	--		283,626
Percentage rent	4,353	--		4,353
Recoveries from tenants	80,948	--		80,948
Management fees and commissions	28,019	1,029	(6)	29,048
Equity in income of investments in
real estate partnerships	(2,908)	(9,265	)(4)	(6,289)
		5,884	(8)

Total revenues	394,038	(2,352)		391,686

Operating expenses:
Depreciation and amortization	80,653	--		80,653
Operating and maintenance	51,709	--		51,709
General and administrative	37,815	1,667	(5)	39,482
Real estate taxes	40,582	--		40,582
Other expenses	2,758	--		2,758

Total operating expenses	213,517	1,667		215,184

Other expense (income)
Interest expense, net of interest income	87,424	3,135	(7)	86,367
		(4,192	)(8)
Gain on sale of operating properties and properties in development	(18,970)	--		(18,970)
Provision for loss on operating properties	550	--		550
Other income	--	--		--

Total other expense (income)	69,004	(1,057)		67,947

Income before minority interests	111,517	(2,962)		108,555
Minority interest of preferred units	(8,105)	--		(8,105)
Minority interest of exchangeable operating partnership units	(2,083)	--		(2,083)
Minority interest of limited partners	(263)	--		(263)

Income from continuing operations	$101,066	(2,962)		98,104

Income from continuing operations per share:
Basic	$1.29			1.17
Diluted	$1.28			1.16

(a)	Amounts are derived from the Consolidated Statement of Operations included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005.

(b)	See the accompanying notes for references to Pro Forma Adjustments.

The accompanying notes are an integral part of these statements.

REGENCY CENTERS CORPORATION
Notes to Pro Forma Consolidated Statement of Operations
December 31, 2005
(Unaudited)
(in thousands, except per share data)

1.	Summary of Condensed Accounting Policies

(a)	Pro Forma Basis of Presentation

The pro forma consolidated statement of operations is based upon the 2005 historical financial information of Regency Centers Corporation (“Regency” or the “Company”), the historical 2005 financial information of the Macquarie- CountryWide-Regency II, LLC (“MCWR II”) from inception on June 1, 2005, and the historical financial information of the MCWR II Acquisition Properties (the “First Washington Portfolio”) described below in note 2, as if Regency’s investment in MCWR II, which acquired the First Washington Portfolio on June 1, 2005 had occurred on January 1, 2005. In management’s opinion, all adjustments necessary to reflect these transactions have been included.

The unaudited pro forma consolidated statement of operations should be read in conjunction with the Company’s Current Reports on Form 8-K filed on March 3, 2006, January 1, 2006, June 13, 2005, June 1, 2005, March 30, 2005, March 28, 2005, February 14, 2005, February 3, 2005 and February 2, 2005, its Annual Report on Form 10-K for the year ended December 31, 2005, and its Quarterly Report on Form 10-Q for the three months ended March 31, 2006.

The First Washington Portfolio acquisition was accounted for as a purchase business combination by MCWR II. At December 31, 2005, MCWR II was owned 64.95% by an affiliate of Macquarie Countrywide Trust (“MCW”), 34.95% by Regency and 0.1% by Macquarie-Regency Management, LLC (“US Manager”). US Manager is owned 50% by Regency and 50% by an affiliate of Macquarie Bank Limited. Including its share of US Manager, Regency’s effective ownership was 35% and is reflected as such in the accompanying historical column of the pro forma consolidated statement of operations. The consideration paid by MCW and Regency was used as the valuation basis for the First Washington Portfolio. The costs of the assets acquired and liabilities assumed in conjunction with the First Washington Portfolio were revalued based on their respective fair values as of the effective date of the acquisition. The unaudited pro forma adjustments, including the purchase accounting adjustments, were based on information and estimates that the Company believes are reasonable. The Company accounts for its investment in MCWR II as an unconsolidated investment in real estate partnerships. The Company has determined that MCWR II is not a variable interest entity, and therefore subject to the voting interest model in determining its basis of accounting. Major decisions, including property acquisitions and dispositions, financings, annual budgets and dissolution of MCWR II, are subject to the approval of all partners of both MCWR II and US Manager.

In January 2006, Regency sold a portion of its investment in MCWR II to MCW for cash of $113.2 million and reduced its ownership interest from 35% to 24.95%. The proceeds from the sale were used to reduce Regency’s unsecured line of credit. Subsequent to the sale, MCWR II was owned 75% by MCW’s affiliate, 24.90% by Regency and 0.1% by US Manager. US Manager manages the MCWR II portfolio of properties.

The pro forma financial information contained in this pro forma consolidated statement of operations may not necessarily be indicative of what actual results of the Company would have been if such transactions had been completed as of the dates indicated nor does it purport to represent the results of operations for future periods.

The Company has elected to be treated as a Real Estate Investment Trust (“REIT”) pursuant to the Internal Revenue Code of 1986, as amended. As a REIT, the majority of the Company’s operations will generally not be subject to Federal income tax on taxable income distributed currently to its stockholders. However, an affiliate of the Company, Regency Realty Group, Inc., is a taxable REIT subsidiary (“TRS”). A TRS is permitted to engage in non-qualifying REIT activities and the taxable income of a TRS is subject to Federal, state, and local income taxes. Deferred income taxes relate primarily to the TRS and are accounted for using the asset and liability method.

REGENCY CENTERS CORPORATION
Notes to Pro Forma Consolidated Statement of Operations
December 31, 2005
(Unaudited)
(in thousands, except per share data)

1.	Summary of Condensed Accounting Policies

(b)	Real Estate Investments

The Company allocates the purchase price of assets acquired (net tangible and identifiable intangible assets) and liabilities assumed based on their relative fair values at the date of acquisition pursuant to the provisions of SFAS No. 141, “Business Combinations” (“Statement 141”). Statement 141 provides guidance on allocating a portion of the purchase price of a property to intangible assets. The Company’s methodology for this allocation includes estimating an “as-if vacant” fair value of the physical property, which is allocated to land, building and improvements. The difference between the purchase price and the “as-if vacant” fair value is allocated to intangible assets. There are three categories of intangible assets to be considered: (i) value of in-place leases, (ii) above and below-market value of in-place leases and (iii) customer relationship value.

The value of in-place leases is estimated based on the value associated with the costs avoided in originating leases comparable to the acquired in-place leases as well as the value associated with lost rental and recovery revenue during the assumed lease-up period. The value of in-place leases is amortized to expense over the estimated weighted-average remaining lease lives.

Above-market and below-market in-place lease values for acquired properties are recorded based on the present value of the difference between (i) the contractual amounts to be paid pursuant to the in-place leases and (ii) management’s estimates of fair market lease rates for the comparable in-place leases, measured over a period equal to the remaining non-cancelable term of the lease. The value of above-market leases is amortized as a reduction of base rental revenue over the remaining terms of the respective leases. The value of below-market leases is accreted as an increase to base rental revenue over the remaining terms of the respective leases, including renewal options.

The Company allocates no value to customer relationship intangibles if it has pre-existing business relationships with the major retailers in the acquired property because the customer relationships associated with the acquired property provide no incremental value over the Company’s existing relationships.

REGENCY CENTERS CORPORATION
Notes to Pro Forma Consolidated Statement of Operations
December 31, 2005
(Unaudited)
(in thousands, except per share data)

2.	Investment in Real Estate Partnerships

On June 1, 2005, MCWR II closed on the acquisition of 100 retail shopping centers totaling approximately 12.8 million square feet located throughout 17 states and the District of Columbia from a joint venture between CalPERS and an affiliate of First Washington Realty, Inc. (the “Sellers”) pursuant to a Purchase and Sale Agreement dated February 14, 2005. The purchase price was approximately $2.8 billion, including the assumption or issuance of mortgage debt of approximately $1.6 billion on the properties acquired.

On June 1, 2005, Regency entered into a credit agreement that provided for a $275 million unsecured term loan maturing on March 1, 2006 (the “Bridge Loan”). The facility was fully drawn on the closing date and was subsequently paid off during 2005. Interest accrued at a floating rate of LIBOR plus 65 basis points. The purpose of the Bridge Loan was to finance Regency’s 35% equity investment in MCWR II, the joint venture that acquired the First Washington Portfolio. Regency’s required equity investment not drawn from the Bridge Loan was drawn from its line of credit (the “Existing Line of Credit”).

On March 30, 2005, Regency entered into a forward stock purchase contract with Citibank pursuant to which Regency agreed to issue 4.3 million of its common shares and Citibank agreed to purchase the shares at $46.60 per share. The net proceeds of approximately $200 million were used to reduce the balance of the Bridge Loan described above. The forward stock purchase contract settled during August and September 2005. Regency did not receive any proceeds from the sale of common stock prior to the settlement date. The shares associated with the offering are included in the calcultion of earnings per share as if the offering settled on January 1, 2005 (see note 9).

On January 1, 2006, Regency sold a portion of its investment in MCWR II to MCW for cash of $113.2 million and reduced its ownership interest from 35% to 24.95%. The proceeds from the sale were used to reduce Regency’s unsecured line of credit. Subsequent to the sale, MCWR II was owned 75% by MCW’s affiliate, 24.90% by Regency and 0.1% by US Manager. Regency has filed its Form 10-Q for the period ended March 31, 2006. Regency’s consolidated balance sheet at March 31, 2006 and the consolidated statement of operations for the three months ended March 31, 2006 reflect Regency’s investment in MCWR II at 24.95%.

Acquisition of the First Washington Portfolio by MCWR II (in thousands):

Total cost of the First Washington Portfolio including closing costs	$2,797,303
Less: Debt issued and mortgages assumed by MCWR II	1,664,403

Member Equity Requirement	$1,132,900

Equity contribution by MCWR II members:
MCW Equity Contribution (65% Ownership)	736,385
Regency Equity Contribution (35% Ownership)	396,515

Total Equity Contributed by all members	$1,132,900

Regency equity contribution provided from:
Common stock offering	199,916
Bridge Loan	75,084
Existing Line of Credit	121,515

Pro Forma Investment in Real Estate Partnerships	$396,515

Partial sale of Regency's investment in MCWR II to MCW	113,156

Pro Forma Investment in Real Estate Partnerships after partial sale	$283,359

REGENCY CENTERS CORPORATION
Notes to Pro Forma Consolidated Statement of Operations
December 31, 2005
(Unaudited)
(in thousands, except per share data)

3.	Statement of Operations and Pro Forma MCWR II Joint Venture

The following summarizes the historical operations of MCWR II and the First Washington Portfolio and the pro forma adjustments of MCWR II. The Pro Forma MCWR II results are used for purposes of determining Regency’s equity in net income (loss) as determined in note 4 below because the Company accounts for its investment in MCWR II on the equity method.

	For the Year Ended, December 31, 2005
	MCWR II Historical (a)	First Washington Porfolio Historical (b)	Pro Forma Adjustments		Pro Forma MCWR II
Minimum rents, and recoveries of
operating expenses, real estate taxes
and insurance	$142,965	96,013	5,634	(d)	244,612

Total Revenues	142,965	96,013	5,634		244,612

Operating expenses, real estate taxes
and insurance	34,140	29,118	45	(c)	63,303
Depreciation and amortization	92,748	--	66,154	(d)	158,902
Interest expense	48,161	--	32,796	(e)	80,957
Other	194	194

Total Operating Expenses	175,243	29,118	98,995		303,162

Net (loss)	$(32,278)	66,895	(93,361)		(58,550)

(a)	Amounts are derived from the unaudited statement of operations for MCWR II for the 7 month period from inception beginning June 1, 2005 through December 31, 2005. MCWR II acquired the First Washington Portfolio on June 1, 2005.

(b)	Amounts are derived from the unaudited combined historical summary of revenue and certain expenses for the 5 months ended May 31, 2005, prepared in a manner consistent with Rule 3-14 of Regulation S-X.

REGENCY CENTERS CORPORATION
Notes to Pro Forma Consolidated Statement of Operations
December 31, 2005
(Unaudited)
(in thousands, except per share data)

Year Ended December 31, 2005

3.	Statement of Operations and Pro Forma MCWR II Joint Venture (continued): Pro Forma Adjustments to MCWR II Joint Venture Operations:

(c)	Property Management Fees:

Adjustment to reflect property management fees in accordance with the current management agreements on the First Washington Portfolio for the 5 months preceeding the acquisition date.

3% of gross revenues per the management agreement	$2,880
Management fees currently included in the First Washington Portfolio	(2,835)

Property management fee adjustment for the 5 month period	$45

(d)	Depreciation and Amortization:

Adjustment to reflect the depreciation of the fair value of the tangible property acquired on an “as-if vacant” method, and the amortization of intangible assets, which includes in-place leases; and above- and below- market rents for the 5 month period preceeding the acquisition date.

Depreciable fair value of building and improvements acquired	$1,487,468

Annual Depreciation expense	77,443
Less: Depreciation included in the MCWR II historical results	45,175

Depreciation adjustment for 5 months	$32,268

Weighted average life in years of building and improvements acquired	23
Fair value of intangible lease assets acquired	$196,384

Annual amortization adjustment	81,326
Less: amortization included in the MCWR II historical results	47,440

Amortization adjustment for 5 months	$33,886

Weighted average life in years of intangible lease assets acquired	3
Total depreciation and amortization adjustment for 5 months	$66,154

Net fair value of above and below market rents acquired (net liability)	$(52,137)

Annual amortization adjustment to increase base rent revenue	13,521
Less: amortization included in the MCWR II historical results as part of base rent	7,887

Amortization adjustment for 5 months to increase base rent revenue	$5,634

Weighted average life in years of market rents acquired	4

(e)	Interest Expense of Notes and Mortgages of MCWR II:

Adjustment to reflect interest expense on the fixed rate mortgages notes and line of credit outstanding as of the acquisition date for the 5 months preceeding the acquisition date. Interest rates on fixed rate debt are based upon actual fixed rates and variable rates are based on LIBOR interest rates at the time of the closing.

Debt Type	Debt Amount	Interest Rate
Fixed Rate	1,329,617	5.07%	$28,088
Variable	334,786		4,708
Current variable rate for period (current LIBOR plus 35 bp)			3.375%

Interest expense for the period			$32,796

REGENCY CENTERS CORPORATION
Notes to Pro Forma Consolidated Statement of Operations
December 31, 2005
(Unaudited)
(in thousands, except per share data)

Year Ended December 31, 2005

4.	Equity in Income (loss) from Investments in Real Estate Partnerships:

Adjustment to reflect Regency’s 35% share of the net income (loss) of MCWR II.

MCWR II pro forma net (loss) per note 3 above	$(58,550)
Regency equity ownership	35%

Regency’s pro forma share of net (loss) for the year ended 2005	(20,493)
Less: amounts included in Regency’s 2005 historical financial statements	(11,228)

Adjustment for the 5 months preceeding the acquisition date	$(9,265)

5.	General and Administrative Expenses:

Adjustment to reflect new salaries and general overhead associated with hiring employees to manage the 100 properties acquired by MCWR II for the 5 months
preceeding the acquisition date	$1,667

6.	Property Management Fee Income:

Adjustment to record property management fees paid to Regency equal to 50% of the fees incurred by MCWR II and paid to US Manager for the 5 months preceeding the
acquisition date. US Manager is owned 50% by Regency	$1,029

7.	Interest costs on new debt incurred directly by Regency exclusive of MCWR II:

Adjustment to reflect the interest expense for the 5 months preceeding the acquisition date on debt incurred to finance Regency’s equity contribution into MCWR II. Variable interest rates are based upon LIBOR interest rates at the date of the acquisition.

Bridge Loan	$75,084
Existing Line of Credit	$121,515
Current LIBOR rate for period	3.375%
Interest rate on Bridge Loan (avg LIBOR + 65bp)	4.025%
Interest rate on Existing Line of Credit (avg LIBOR+33bp)	3.705%
Interest Expense to finance Regency’s equity in MCWR II	$3,135

8.	Partial sale of Regency's Investment in MCWR:

Adjustments to reflect a reduction in Regency’s equity in loss of MCWR II from 35% to 25% and to reduce the interest expense on its line of credit as if the partial sale of Regency’s interest in MCWR II had been completed on January 1, 2005 (see note 2).

MCWR II pro forma net (loss) per note 4 above	$(58,550)
Regency equity ownership sold	10.05%

Reduction to Regency’s pro forma share of net (loss) for the year ended 2005	$5,884

Reduction to Regency’s line of credit by the amount of the sales proceeds	$113,156
Interest rate on Existing Line of Credit (avg LIBOR+33bp)	3.705%

Annual interest reduction from partial sale	$(4,192)

REGENCY CENTERS CORPORATION
Notes to Pro Forma Consolidated Statement of Operations
December 31, 2005
(Unaudited)
(in thousands, except per share data)

9.	Earnings Per Share

	For the year ended December 31, 2005
	Regency Historical	Pro Forma Adjustments		Regency Pro Forma
Numerator:
Income from continuing operations	$101,066	(2,962)		98,104
Less: Preferred dividends paid	(16,744)			(16,744)
Less: Dividends paid on unvested restricted stock	(1,109)			(1,109)

Net income for common stockholders - basic	$83,213			80,251
Other adjustments	216			216

	--			--
Net income for common stockholders - diluted	$83,429			80,467

Denominator:
Weighted average common shares outstanding
for basic EPS	64,459	4,313	(2)	68,772
Incremental shares to be issued using the Treasury Method:
For common stock options	226			226
For unvested restricted stock	98			98
For the forward equity offering	149			149

	--			--
Weighted average common shares outstanding
for diluted EPS	64,932			69,245

Income from continuing operations per share:
Basic	$1.29			1.17
Diluted	$1.28			1.16